EXHIBIT 99.1

                         TRI CITY BANKSHARES CORPORATION
                        QUARTERLY BROCHURE FINANCIAL DATA

INCOME STATEMENT (unaudited)

                                     Six Months Ended            Three Months Ended
                                   06/30/06      06/30/05      06/30/06      06/30/05
Interest Income                  $19,620,095   $17,295,395   $ 9,963,816   $ 8,792,833
Interest Expense                   5,050,301     3,342,154     2,529,834     1,789,205
                                 -----------   -----------   -----------   -----------
Net Interest Income               14,569,794    13,953,241     7,433,982     7,003,628
Other Income                       4,949,273     4,979,069     2,614,298     2,234,879
Less: Other Operating Expenses    13,206,661    11,919,543     6,677,991     6,030,706
                                 -----------   -----------   -----------   -----------
Income Before Income Taxes         6,312,406     7,012,767     3,370,289     3,207,801
Provision for Income Taxes         2,109,000     2,297,000     1,157,000     1,043,000
                                 -----------   -----------   -----------   -----------
Net Income                       $ 4,203,406   $ 4,715,767   $ 2,213,289   $ 2,164,801
Net Income Per Common Share      $      0.48   $      0.55   $      0.25   $      0.25


BALANCE SHEET (unaudited) June 30, 2006 and 2005

Assets                                                         Liabilities & Equity
------                             2006            2005        --------------------                2006            2005
Cash and Due                  $ 28,885,655    $ 26,861,425     Non Interest Bearing           $147,623,483    $153,075,283
Investment Securities          124,942,684     143,692,373     Interest Bearing                460,176,015     414,916,992
                                                                                              ------------    ------------
Federal Funds Sold              15,238,807               -     Total Deposits                  607,799,498     567,992,275
Total Loans                    510,268,190     496,590,385     Short Term Debt                     138,912      32,520,306
Reserve for Loan Losses         (5,687,576)     (5,585,347)    Other Liabilities                   899,797       1,330,991
                              ------------    ------------                                    ------------    ------------
Net Loans                      504,580,614     491,005,038     Total Liabilities               608,838,207     601,843,572
Bank Premises & Equipment       20,646,814      20,616,882     Common Stock                      8,729,888       8,517,100
Cash surrender value of
  life insurance                10,960,489      10,558,119     Additional Paid-In Capital       23,331,724      19,427,062
Other Assets                     4,996,789       5,104,844     Retained Earnings                69,352,033      68,050,947
                              ------------    ------------                                    ------------    ------------
                                                               Total Stockholders' Equity      101,413,645      95,995,109
                                                                                              ------------    ------------
Total Assets                  $710,251,852    $697,838,681     Total Liabilities & Equity     $710,251,852    $697,838,681
                              ============    ============                                    ============    ============


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                                 Stock Valuation

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.

April 2006                 $19.35          April 2005                $19.60
January  2006               19.35          January 2005               19.50
October 2005                19.35          October 2004               19.40
July 2005                   19.35          July 2004                  19.40